As filed with the Securities and Exchange Commission on August 28, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARBUTUS BIOPHARMA CORPORATION
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation or organization)	98-0597776 (I.R.S. Employer Identification Number)
701 Veterans Circle
Warminster, Pennsylvania 18974
(267) 469-0914
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William H. Collier
President and Chief Executive Officer
Arbutus Biopharma Corporation
701 Veterans Circle
Warminster, Pennsylvania 18974
(267) 469-0914
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven J. Abrams Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, Pennsylvania 19103 (267) 675-4600	Elizabeth Howard, Ph.D., J.D. Executive Vice President, General Counsel and Chief Compliance Officer Arbutus Biopharma Corporation 701 Veterans Circle Warminster, Pennsylvania 18974 (267) 469-0914	R. Hector MacKay-Dunn, Q.C. Farris LLP 2500-700 West Georgia Street Vancouver, British Columbia Canada V7Y 1B3 (604) 684-9151

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller Reporting Company	☒
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered(1)(2)	Amount to be Registered(3)	Proposed Maximum Offering Price Per Unit(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common shares, without par value	—	—	—	—
Preferred shares	—	—	—	—
Warrants	—	—	—	—
Debt Securities	—	—	—	—
Units	—	—	—	—
Total	$200,000,000	—	$200,000,000	$25,960

(1)
The securities covered by this registration statement may be sold separately or in any combination with other securities registered under this registration statement.

(2)
There are being registered under this registration statement such indeterminate number of common shares, preferred shares, such indeterminate number of warrants to purchase common shares, preferred shares or debt securities, such indeterminate principal amount of debt securities and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $200,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3)
Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4)
The proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 28, 2020
PROSPECTUS
$200,000,000
Common Shares
Preferred Shares
Warrants
Debt Securities
Units
We may offer and issue from time to time common shares, preferred shares, warrants, debt securities, or any combination of those securities, either individually or in units, up to an aggregate initial offering price of $200,000,000, in one or more transactions under this prospectus. The securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.
This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.
The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options will be set forth in the applicable prospectus supplement.
Our common shares are listed on the Nasdaq Global Select Market under the ticker symbol “ABUS.” On August 27, 2020, the last reported sale price per share of our common shares on the Nasdaq Global Select Market was $2.92 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 5.
You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2020.

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case, in one or more offerings, up to a total dollar amount of $200,000,000.
This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under this registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find Additional Information” below.
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
As used in this prospectus, unless the context otherwise requires, the terms “Arbutus,” the “Company,” “we,” “us,” and “our” refer to Arbutus Biopharma Corporation, and, unless the context requires otherwise, the subsidiaries through which it conducts business. The Arbutus logo and all other Arbutus product names are trademarks of Arbutus in the United States and in other select countries. The Arbutus logo is a trademark of Arbutus in Canada. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference into this prospectus, contains “forward-looking statements” or “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws (we collectively refer to these items as “forward-looking statements”). Forward-looking statements are generally identifiable by use of the words “believes,” “may,” “plans,” “will,” “anticipates,” “intends,” “budgets,” “could,” “estimates,” “expects,” “forecasts,” “projects” and similar expressions that are not based on historical fact or that are predictions of or indicate future events and trends, and the negative of such expressions. Forward-looking statements in this prospectus, including the documents incorporated by reference, include statements about, among other things:
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our strategy, future operations, pre-clinical research, pre-clinical studies, clinical trials, prospects and the plans of management;

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the potential impact of the COVID-19 pandemic on our business;

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our expectations regarding the technology that we licensed to Genevant Sciences Ltd.;

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the discovery, development and commercialization of a cure for chronic hepatitis B infection, a disease of the liver caused by the hepatitis B virus, or HBV;

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our beliefs and development path and strategy to achieve a cure for HBV;

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obtaining necessary regulatory approvals;

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obtaining adequate financing through a combination of financing activities and operations;

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using the results from our HBV studies to adaptively design additional clinical trials to test the efficacy of the combination therapy and the duration of the result in patients;

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the expected timing of and amount for payments related to Enantigen Therapeutics, Inc.’s transaction and its programs;

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the potential of our drug candidates to improve upon the standard of care and contribute to a curative combination treatment regimen;

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the potential benefits of the reversion of the Ontario Municipal Employees Retirement System, or OMERS, royalty monetization transaction for our ONPATTRO™ (Patisiran) royalty interest;

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developing a suite of products that intervene at different points in the viral life cycle, with the potential to reactivate the host immune system;

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using pre-clinical results to adaptively design clinical trials for additional cohorts of patients, testing the combination and the duration of therapy;

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selecting combination therapy regimens and treatment durations to conduct Phase 3 clinical trials intended to ultimately support regulatory filings for marketing approval;

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expanding our HBV drug candidate pipeline through internal development, acquisitions and in-licenses;

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our expectation for AB-729 for preliminary results from a single-dose 90 mg cohort and multi-dose 60 mg cohorts in our Phase 1a/1b trial to be available in the second half of 2020;

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our expectation for AB-729 for preliminary results from a 90 mg single-dose cohort in HBV DNA positive subjects to be available in the second half of 2020;

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our expectation that AB-729 could be combined with our lead capsid inhibitor candidate, AB-836, and approved NAs, in our first combination therapy for HBV patients;

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our expectations regarding the dose interval for the planned AB-729 90 mg multi-dose cohorts;

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expectations regarding our proposed Phase 2 clinical trial to explore the safety, pharmacokinetics, and antiviral activity of the triple combination of ABI-H0731, AB-729 and a standard-of-care nucleos(t)ide reverse transcriptase inhibitor therapy pursuant to our clinical collaboration agreement with Assembly Biosciences, Inc.;

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the potential for an oral HBsAg-reducing agent and potential all-oral combination therapy;

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our objective to complete IND/CTA-enabling studies for AB-836 by the end of 2020;

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the potential for AB-836 to be low-dose regimen with a wide therapeutic window and to address known capsid resistant variants T33N and 1105T;

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the potential for AB-836 to have increased potency and an enhanced resistance profile, compared to our previous capsid inhibitor candidate, AB-506;

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the potential for AB-836 to be once-daily dosing;

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our expectation to pursue development of a next generation oral HBV RNA-destabilizer;

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our expectations regarding our ability to develop a potential COVID-19 therapy;

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payments from the Gritstone Oncology, Inc. licensing agreement;

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the expected return from strategic alliances, licensing agreements, and research collaborations;

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statements with respect to revenue and expense fluctuation and guidance;

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having sufficient cash resources to fund our operations through mid-2022; and

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obtaining funding to maintain and advance our business from a variety of sources including public or private equity or debt financing, collaborative arrangements with pharmaceutical companies and government grants and contracts.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Form 10-K for the year ended December 31, 2019, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe material risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.
You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, markets and our product candidates. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

THE COMPANY
Company Overview
Arbutus Biopharma Corporation (“Arbutus”, the “Company”, “we”, “us”, and “our”) is a publicly traded (Nasdaq Global Select Market: ABUS) clinical-stage biopharmaceutical company primarily focused on developing a cure for people with HBV infection. We are advancing multiple drug product candidates that may be combined into a potentially curative regimen for chronic HBV infection. Arbutus has also initiated a drug discovery and development effort for treating coronaviruses, including COVID-19.
Our focus is on developing new HBV treatment regimens with finite treatment durations and higher cure rates. We define a cure as a functional cure where HBV DNA replication and hepatitis B surface antigen expression are reduced to undetectable levels and this level of expression is sustained six months after a finite duration of therapy. Our HBV product pipeline includes RNA interference therapeutics, oral capsid inhibitors, oral compounds that inhibit PD-L1 and oral HBV RNA destabilizers. We believe a combination of these product candidates could lead to a curative treatment regimen with a finite duration for patients with chronic HBV infection.
Corporate Information
Arbutus was incorporated pursuant to the British Columbia Business Corporations Act, or BCBCA, on October 6, 2005, and commenced active business on April 30, 2007, when Arbutus and its parent company, Inex Pharmaceuticals Corporation, or Inex, were reorganized under a statutory plan of arrangement, or the Plan of Arrangement, completed under the provisions of the BCBCA. The Plan of Arrangement saw Inex’s entire business transferred to and continued by Arbutus.
On March 4, 2015, we completed a business combination pursuant to which OnCore Biopharma, Inc., or OnCore, became our wholly-owned subsidiary. Arbutus Inc. contributed many of the assets in our HBV pipeline.
Effective July 31, 2015, our corporate name changed from Tekmira Pharmaceuticals Corporation to Arbutus Biopharma Corporation. Also effective July 31, 2015, the corporate name of our wholly owned subsidiary, OnCore Biopharma, Inc. changed to Arbutus Biopharma, Inc., or Arbutus Inc. We had two wholly owned subsidiaries: Arbutus Inc. and Protiva Biotherapeutics Inc., or Protiva. Effective January 1, 2018, Protiva was amalgamated with Arbutus.
Arbutus’ head office and principal place of business is located at 701 Veterans Circle, Warminster, Pennsylvania 18974 and our telephone number is (267) 469-0914. We maintain a website at www.arbutusbio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find Additional Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies, products or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the accompanying prospectus supplement relating to the specific offering.

GENERAL DESCRIPTION OF OUR SECURITIES
We may offer and sell, at any time and from time to time:
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common shares;

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preferred shares;

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warrants to purchase common shares;

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debt securities consisting of debentures, notes or other evidences of indebtedness;

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units consisting of a combination of the foregoing securities; or

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any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.
The descriptions below of our share capital, warrants, debt securities and related information are summaries and are qualified by reference to documents incorporated by reference to the registration statement of which this prospectus is a part. Please refer to “Where You Can Find Additional Information” below for directions on obtaining these documents.

DESCRIPTION OF OUR CAPITAL STOCK
Authorized and Outstanding Shares
Our authorized share capital consists of an unlimited number of common shares, without par value, and an unlimited number of preferred shares, without par value. As of August 27, 2020, there were (a) 82,909,259 common shares outstanding and (b) 1,164,000 preferred shares outstanding. None of our common shares or preferred shares are held by us or on behalf of us.
Voting Rights
The holders of our common shares are entitled to receive notice of any meeting of our shareholders and to attend and vote thereat, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote. Each common share entitles its holder to one vote. There are no cumulative voting rights.
Dividends
Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive on a pro rata basis such dividends as our board of directors may declare out of funds legally available for payment of dividends. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, those holders are entitled to receive on a pro rata basis all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Our common shares carry no pre-emptive or conversion rights.
Series A Participating Convertible Preferred Shares
In October 2017, we entered into a subscription agreement with Roivant Sciences Ltd., or Roivant, for the sale of 1,164,000 Series A participating convertible preferred shares, or the Preferred Shares, for gross proceeds of $116.4 million. These Preferred Shares are non-voting and accrue an 8.75% per annum coupon in the form of additional Preferred Shares, compounded annually, until October 16, 2021, at which time all the Preferred Shares will be subject to mandatory conversion into common shares (subject to limited exceptions in the event of certain fundamental corporate transactions relating to our capital structure or assets, which would permit earlier conversion at Roivant’s option). The conversion price is $7.13 per share, which will result in the Preferred Shares being converted into approximately 23 million common shares. After conversion of the Preferred Shares into common shares, based on the number of common shares outstanding as of August 1, 2020, Roivant would hold approximately 37% of our common shares. Roivant agreed to a four year lock-up period for this investment and its existing holdings in us. Roivant also agreed to a four year standstill whereby Roivant will not acquire greater than 49.99% of our common shares or securities convertible into common shares. The initial investment of $50.0 million closed in October 2017, and the remaining amount of $66.4 million closed in January 2018 following regulatory and shareholder approvals.
Registration Rights
On January 11, 2015, we entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement, with OnCore pursuant to which OnCore became our wholly-owned subsidiary. In connection with the Merger Agreement, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with certain of OnCore’s shareholders. On October 16, 2017, we entered into an Amending Agreement pursuant to which the common shares underlying the Preferred Shares purchased by Roivant were included as registrable securities under the Registration Rights Agreement.
Pursuant to the Registration Rights Agreement, certain holders of our common shares have registration rights. After registration of these common shares pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act. The registration rights will terminate with respect to each shareholder on the date on which such shareholder ceases to beneficially own more than three percent of our common shares then outstanding, if such shares may be sold pursuant to Rule 144 of the Securities Act.

An aggregate of 19,111,583 common shares are entitled to these registration rights. We have complied with all of our other obligations under the Registration Rights Agreement in connection with the filing of this registration statement.
Director Nomination Rights
Pursuant to the terms of the Amended and Restated Governance Agreement, dated October 16, 2017, between us and Roivant and Part 28 of our Notice of Articles and Articles, or our Articles, for so long as Roivant has “beneficial ownership” (as defined pursuant Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or Beneficial Ownership, or exercises control or direction over not less than:
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thirty percent (30%) of our issued and outstanding common shares calculated on a partially diluted basis as of a particular date, Roivant has the right to nominate three (3) individuals for election to our Board of Directors at each shareholder meeting, one (1) of whom must satisfy the applicable independence standards;

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twenty percent (20%) of our issued and outstanding common shares calculated on a partially diluted basis as of a particular date, Roivant has the right to nominate two (2) individuals for election to our Board of Directors at each shareholder meeting; and

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ten percent (10%) of our issued and outstanding common shares calculated on a partially diluted basis as of a particular date, Roivant has the right to nominate one (1) individual for election to our Board of Directors at each shareholder meeting.

Upon Roivant having Beneficial Ownership or exercising control or direction over less than ten percent (10%) of our outstanding common shares calculated on a partially diluted basis as of a particular date, the nomination rights provided above will be of no further force and effect. The total number of common shares underlying the Preferred Shares beneficially owned by Roivant are included in the Beneficial Ownership calculations described above.
Limitations to Control due to Certain Provisions of Canadian and British Columbian Law and our Articles
Unless such offer constitutes an exempt transaction, an offer made by a person, or an offeror, to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares, would be subject to the take-over provisions of Canadian securities laws. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.
In addition to the take-over bid requirements noted above, the acquisition of shares may trigger the application of additional statutory regimes including amongst others, the Investment Canada Act (Canada) and the Competition Act (Canada).
This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.
As well, under the Business Corporations Act (British Columbia), unless otherwise stated in the Articles, certain corporate actions require the approval of a special majority of shareholders, meaning holders of shares representing 66 2∕3% of those votes cast in respect of a shareholder vote addressing such matter. Those items requiring the approval of a special majority generally relate to fundamental changes with respect to our business, and include amongst others, resolutions: (i) removing a director prior to the expiry of his or her term; (ii) altering the Articles, (iii) approving an amalgamation; (iv) approving a plan of arrangement; and (v) providing for a sale of all or substantially all of our assets.

Outstanding Stock Options
As of August 27, 2020, we had outstanding options to purchase 9,747,637 of our common shares at a weighted-average exercise price of $4.87 per share, pursuant to our 2011 Omnibus Share Compensation Plan and our 2016 Omnibus Share and Incentive Plan.
As of August 27, 2020, we had outstanding options to purchase 99,991 of our common shares at a weighted-average exercise price of $0.58 per share, pursuant to the OnCore Option Plan.
As of August 27, 2020, we had outstanding options to purchase 1,112,000 of our common shares at a weighted-average exercise price of $2.18 per share, which options were issued outside of our equity compensation plans.
The Nasdaq Global Select Market
Our common shares are listed on the Nasdaq Global Select Market under the symbol “ABUS.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is AST Trust Company (Canada).

DESCRIPTION OF OUR WARRANTS
We may issue warrants to purchase our common shares with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for our common shares and the number of common shares to be received upon exercise of the warrants;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax or foreign tax consequences;

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the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

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if applicable, the date from and after which the warrants and the common shares;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any

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the anti-dilution provisions of the warrants, if any;

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any redemption, put or call provisions;

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whether the warrants are to be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of common shares. Therefore, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders. We reserve the right to include in an applicable prospectus supplement specific terms of the warrants that are not within the options and parameters described in this prospectus. In addition, to the extent that any particular terms of the warrants described in an applicable prospectus supplement differ from any of the terms described in this prospectus, the description of those terms included in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such applicable prospectus supplement with respect to such warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in an applicable prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the applicable prospectus supplement regarding any particular issuance of debt securities.
We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may offer under this prospectus up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $200,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.
The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with an applicable prospectus supplement.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in an applicable prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which such prospectus supplement is delivered:
•
the title of the series;

•
the aggregate principal amount;

•
the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•
any limit on the aggregate principal amount;

•
the date or dates on which principal is payable;

•
the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•
the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•
the place or places where principal and, if applicable, premium and interest, is payable;

•
the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•
the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•
whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•
the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•
the currency of denomination;

•
the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•
the provisions, if any, relating to any collateral provided for such debt securities;

•
any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•
any events of default, if not otherwise described below under “Events of Default”;

•
the terms and conditions, if any, for conversion into or exchange for shares of our common or preferred shares;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•
the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into our common or preferred shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
•
“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•
“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities
If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the applicable prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.
Protection in the Event of Change of Control
Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:
•
failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•
failure to make a payment of any interest on any debt security of such series when due;

•
our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•
certain events relating to our bankruptcy, insolvency or reorganization; and

•
certain cross defaults, if and as applicable.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in an applicable prospectus supplement.
Defeasance; Satisfaction and Discharge
The applicable prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.
Regarding the Trustee
We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the applicable prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture

Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
Governing Law
The law governing the indenture and the debt securities will be identified in the applicable prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common shares, preferred shares, warrants or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below.
We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.
The particular terms and provisions of units offered by an applicable prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the applicable prospectus supplement filed in respect of such units. This description will include, where applicable:
•
the designation and aggregate number of units offered;

•
the price at which the units will be offered;

•
the rights and obligations of the unit agent, if any;

•
the currency or currencies in which the units are denominated;

•
any provisions of the governing unit agreement that differ from those described below;

•
the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
the number of securities that may be purchased upon exercise of each unit and the price at which the currency or currencies in which that amount of securities may be purchased upon exercise of each unit;

•
any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the units or of the securities comprising the units; and

•
any other material terms of the units.

We reserve the right to set forth in an applicable prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in an applicable prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such units.

PLAN OF DISTRIBUTION
We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:
•
underwritten public offerings;

•
negotiated transactions;

•
block trades;

•
“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, into an existing trading market, at prevailing market prices; or

•
through a combination of these methods.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of the underwriters, dealers or agents, if any;

•
if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•
the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•
if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•
any delayed delivery arrangements;

•
any over-allotment or other options under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•
the identity and relationships of any finders, if applicable; and

•
any securities exchange or market on which the securities may be listed.

In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum compensation to the underwriters or dealers in connection with the sale by the Company of its securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any underwriter’s option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.
If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Stock Market LLC may engage in passive market making transactions in the common shares on the Nasdaq Stock Market LLC in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Notwithstanding the above, the securities: (i) have not been qualified for distribution by prospectus in Canada, and (ii) may not be offered or sold in Canada during the course of their distribution except pursuant to a Canadian prospectus or in reliance on an available prospectus exemption.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, certain legal matters relating to the securities will be passed upon for us by Hogan Lovells US LLP with respect to matters of United States law, and Farris LLP, Vancouver, B.C., Canada, with respect to matters of Canadian law. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
The consolidated financial statements of Arbutus Biopharma Corporation as of December 31, 2018 appearing in Arbutus Biopharma Corporation’s Annual Report on Form 10-K, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.arbutusbio.com. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:
•
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 5, 2020, as amended by our Annual Report on Form 10-K/A, filed with the SEC on March 6, 2020;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 7, 2020, respectively;

•
our Current Reports on Form 8-K as filed with the SEC on January 13, 2020 (other than the portions thereof that are furnished and not filed), February 10, 2020, February 19, 2020, March 26, 2020, May 18, 2020, June 1, 2020, July 24, 2020, August 7, 2020, August 10, 2020 and August 27, 2020;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2020 (other than the portions thereof that are furnished and not filed); and

•
the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on November 4, 2010, including any amendment or report filed for purposes of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Arbutus Biopharma Corporation, Attn: Corporate Secretary, 701 Veterans Circle, Warminster, Pennsylvania 18974. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.arbutusbio.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

$200,000,000
Common Shares
Preferred Shares
Warrants
Debt Securities
Units

PROSPECTUS

                 , 2020

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and FINRA fee. The amounts do not include the costs of preparing any prospectus supplements, Nasdaq listing fees, additional FINRA filing fees, transfer agent fees or other expenses relating to the sale and distribution of particular securities registered under this registration statement, as those costs and expenses cannot be estimated at this time.
Amount to be paid
SEC registration fee	$25,960
FINRA fee	$30,500
Printing expenses	$(1)
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)
These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.
The registrant is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia), or the Act.
Under Section 160 of the Act, the registrant may, subject to Section 163 of the Act:
1)
indemnify an individual who:

•
is or was a director or officer of the registrant;

•
is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of the registrant; or (ii) at the registrant’s request, or

•
at the registrant’s request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

2)
after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.
“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.
Under Section 161 of the Act, and subject to Section 163 of the Act, the registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
Under Section 162 of the Act, and subject to Section 163 of the Act, the registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that the registrant must not make such payments unless the registrant first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.
Under Section 163 of the Act, the registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:
•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the registrant was prohibited from giving the indemnity or paying the expenses by the registrant’s memorandum or articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the registrant is prohibited from giving the indemnity or paying the expenses by the registrant’s memorandum or articles;

•
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the registrant or the associated corporation, as the case may be; or

•
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the registrant or by or on behalf of an associated corporation, the registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.
Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of the registrant or an eligible party, the Supreme Court of British Columbia may do one or more of the following:
•
order the registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•
order the registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•
order the enforcement of, or payment under, an agreement of indemnification entered into by the registrant;

•
order the registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•
make any other order the court considers appropriate.

Section 165 of the Act provides that the registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the registrant or an associated corporation.
Under the registrant’s articles, and subject to the Act, the registrant must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the registrant on the terms of the indemnity contained in the registrant’s articles.
Under the registrant’s articles, and subject to the Act, the registrant may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the registrant. The registrant has entered into indemnity agreements with certain of its directors and officers.
Under the registrant’s articles, and subject to the Act, the registrant may advance expenses to an eligible party.
Pursuant to the registrant’s articles, the failure of an eligible party to comply with the Act or the registrant’s articles does not, of itself, invalidate any indemnity to which he or she is entitled under the registrant’s articles.
Under the registrant’s articles, the registrant may purchase and maintain insurance for the benefit of an eligible person (or his or her heirs or legal personal representatives) against any liability incurred by him or her as a director, officer or person who holds or held such equivalent position.
We have entered into indemnity agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnity agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Item 16. Exhibits and Financial Statement Schedules.
EXHIBIT INDEX
Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.
3.1	Notice of Articles and Articles of Arbutus Biopharma Corporation, as amended (incorporated herein by reference to Exhibit 3.1 to Arbutus Biopharma Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018).
3.2	Amendment to the Articles of Arbutus Biopharma Corporation (incorporated herein by reference to Exhibit 3.1 to Arbutus Biopharma Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 7, 2018).
4.1	Governance Agreement between Arbutus Biopharma Corporation and Roivant Sciences Ltd., a Bermuda exempted company, dated January 11, 2015 (incorporated by reference to Exhibit 2.1 to Arbutus Biopharma Corporation’s Current Report on Form 8-K/A, filed with the SEC on January 26, 2015).
4.2*	Specimen certificate evidencing preferred shares.
4.3	Form of Indenture.

Exhibit Number	Description of Document
4.4*	Form of Warrant Agreement for Common Shares, including Warrant Certificate for Common Shares.
4.5*	Form of Unit Agreement.
4.6*	Form of Warrant Agreement for Preferred Shares, including Warrant Certificate for Preferred Shares.
4.7*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.
5.1	Opinion of Farris LLP.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3	Consent of Farris LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to the registration statement).
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee for Form of Indenture.

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(j)   If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Arbutus Biopharma Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Warminster, Commonwealth of Pennsylvania, on this 28th day of August, 2020.
ARBUTUS BIOPHARMA CORPORATION
By:
/s/ William H. Collier

William H. Collier
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Collier and David C. Hastings, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ WILLIAM H. COLLIER William H. Collier	President, Chief Executive Officer and Director (Principal Executive Officer)	August 28, 2020
/S/ DAVID C. HASTINGS David C. Hastings	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 28, 2020
/S/ FRANK TORTI, M.D. Frank Torti, M.D.	Chairman	August 28, 2020
/S/ DANIEL BURGESS Daniel Burgess	Director	August 28, 2020
/S/ RICHARD C. HENRIQUES Richard C. Henriques	Director	August 28, 2020
/S/ KEITH MANCHESTER, M.D. Keith Manchester, M.D.	Director	August 28, 2020
/S/ ERIC VENKER, M.D., PHARM.D. Eric Venker, M.D. Pharm.D.	Director	August 28, 2020
/S/ JAMES MEYERS James Meyers	Director	August 28, 2020
/S/ ANDREW CHENG, M.D., PH.D. Andrew Cheng, M.D., Ph.D.	Director	August 28, 2020